The Cincinnati Insurance Company ▪ The Cincinnati Indemnity Company

The Cincinnati Casualty Company ▪ The Cincinnati Specialty Underwriters Insurance Company

The Cincinnati Life Insurance Company ▪ CFC Investment Company ▪ CSU Producer Resources Inc

Investor Contact: Dennis E. McDaniel, 513-870-2768 CINF-IR@cinfin.com Media Contact: Joan O. Shevchik, 513-603-5323 Media_Inquiries@cinfin.com

Cincinnati Financial Reports Fourth-Quarter and Full-Year 2012 Results

Cincinnati, February 6, 2013 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:

•	Fourth-quarter 2012 net income of $192 million, or $1.17 per share, compared with $134 million, or 83 cents per share, in the fourth quarter of 2011; operating income* of $183 million, or $1.11 per share, up 32 percent compared with $139 million, or 86 cents per share. Net income and operating income for the fourth quarter of 2012 benefited from property casualty underwriting profits that increased by $40 million after taxes.
•	Full-year 2012 net income of $421 million, or $2.57 per share, compared with $164 million, or $1.01, in 2011. Operating income of $393 million, or $2.40 per share, up 230 percent from $119 million, or 73 cents per share.
•	$257 million increase in full-year 2012 net income reflected the after-tax net effect of two primary items: $270 million improvement in the contribution from property casualty underwriting – including a favorable effect of $44 million from lower natural catastrophe losses, partially offset by a $17 million decrease from net realized investment gains.
•	$33.48 book value per share at December 31, 2012, up 8 percent for the year and 2 percent for the quarter.
•	12.6 percent value creation ratio for full-year 2012, compared with 6.0 percent for 2011.

Financial Highlights

(Dollars in millions except share data in thousands)	Three months ended December 31,			Twelve months ended December 31,
	2012	2011	Change %	2012	2011	Change %
Revenue Highlights
Earned premiums	$917	$827	11	$3,522	$3,194	10
Investment income, pretax	136	132	3	531	525	1
Total revenues	1,070	955	12	4,111	3,803	8
Income Statement Data
Net income	$192	$134	43	$421	$164	157
Net realized investment gains and losses	9	(5)	nm	28	45	(38)
Operating income*	$183	$139	32	$393	$119	230
Per Share Data (diluted)
Net income	$1.17	$0.83	41	$2.57	$1.01	154
Net realized investment gains and losses	0.06	(0.03)	nm	0.17	0.28	(39)
Operating income*	$1.11	$0.86	29	$2.40	$0.73	229

Book value				$33.48	$31.03	8
Cash dividend declared	$0.4075	$0.4025	1	$1.62	$1.605	1
Weighted average shares outstanding	164,160	162,679	0	163,661	163,259	0

Insurance Operations Fourth-Quarter Highlights

•	81.9 percent fourth-quarter 2012 property casualty combined ratio, improved from 87.5 percent fourth-quarter 2011. Full-year 2012 property casualty combined ratio at 96.1 percent, with a 12 percent increase in net written premiums.

•	10 percent increase in fourth-quarter net written premiums, reflecting higher pricing and planned growth from strategic initiatives.
•	$132 million fourth-quarter 2012 property casualty new business written premiums, up $29 million to a record high for any quarter. Full-year 2012 property casualty new business written premiums of $501 million, another record high.
•	5 cents per share contribution from life insurance operating income to fourth-quarter results, up 1 cent from 2011.

Investment and Balance Sheet Highlights

•	1 percent full-year 2012 growth in before-tax investment income, driven by an $11 million or 11 percent increase in common stock portfolio dividends – including $5 million not typically paid in the fourth quarter – that offset a 1 percent decline in interest income.
•	6 percent full-year rise in fair value of invested assets plus cash at December 31, 2012, including 14 percent for the equity portfolio and a 4 percent increase for the bond portfolio.
•	$1.151 billion parent company cash and marketable securities at December 31, 2012, up 10 percent from a year ago.

*	The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 13 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles.
**	Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement (see Page 10).

CINF 4Q12 Release 1

Strong Fourth-Quarter and Full-Year 2012 Operating Earnings

Steven J. Johnston, president and chief executive officer, commented: “Consolidated operating income for the fourth quarter and full-year 2012 was higher than for any quarter since at least 2002 and any year since 2007.

“Our investment income rose 3 percent in the fourth quarter, thanks to increased dividend income from stocks in the portfolio, which helped offset the impact of low interest rates on bonds. Our dividend income for the fourth quarter spiked from special payments and dividends that were accelerated from future quarters into 2012. These payments are unlikely to be repeated in 2013.”

Core Underwriting Progress

“Property casualty insurance underwriting results were outstanding, as positive trends seen in the third quarter continued to gain momentum. Underwriting profits before taxes rose to $160 million in the fourth quarter and $137 million for the full year. The combined ratio of 81.9 percent was our best quarterly result in 10 years, and the full-year ratio of 96.1 percent was our best in five years.

“The $30 million impact of catastrophes was lower in the fourth quarter than in any other 2012 quarter, even though it included our relatively modest Superstorm Sandy losses announced in November. Still, that impact was more than average for a fourth quarter, when we typically report low catastrophe losses. For the full year, catastrophes contributed 10.0 percentage points to the combined ratio, well above the 10-year average of 6.1 percent.

“Factors other than catastrophes drove our improved property casualty underwriting results. We achieved better core underwriting, as indicated by 8.4 percentage points of improvement in our loss and loss expense ratio for the current accident year before catastrophe losses. This progress is arising incrementally from sustained efforts of our associates and agents to increase our premium revenues, improve price adequacy, control losses and increase efficiencies.”

Ongoing, Cumulative Benefits

“The growth and profitability initiatives that produced the current results were designed to improve our competitive position and opportunities over the long term. We still have more work to do to build on our progress – and more upside to realize from the cumulative effects of our efforts.

“For the first time, full-year new business premiums written with our independent agencies exceeded $500 million. Property casualty total written premiums grew at a double-digit pace, rising for each of our property casualty insurance segments for both the fourth quarter and the full year. We continue our careful, measured expansion of our product lines, marketing territory and independent agency force, with an eye toward gradual geographical diversification of our premium sources. During the fourth quarter, written premiums from our excess and surplus lines operation, launched in 2008, passed the $100 million mark. We introduced two additional target market programs of commercial insurance and appointed additional agencies, bringing total new agency appointments for the year to 140, with more than half located outside of our 10 highest volume states.

“We made great strides in 2012 toward pricing precision, using models and agent-provided information to identify the right price for new business and to take action on selected renewal accounts to improve price adequacy. During the fourth quarter, commercial lines policies that renewed had price increases that averaged in the mid-single digits; price increases averaged in the low-single digits for personal auto renewals and in the high-single digits for homeowner policies and excess and surplus lines business.

“During 2012, we ramped up loss control services for commercial policyholders and field inspections of commercial and personal property. These services help policyholders avoid loss by correcting unsafe conditions, while also allowing us to note characteristics that require underwriting attention, such as roof age or type. We also continued building out our commercial lines policy administration system. Approximately 75 percent of our commercial lines policies, excluding workers’ compensation, now can be processed through this efficient system. We will add workers’ compensation capabilities to the system in two states in 2013, following up with a staged rollout to all other states where we offer workers’ compensation policies.”

Clarity and Confidence

“Our solid performance in 2012 was supported by communication of clear goals for every associate of our company and every agency that represents us. Those goals feed up to our primary performance target, a value creation ratio that measures our ability to pay cash dividends to shareholders and to increase the book value of the company over time. With a fourth-quarter ratio of 2.8 percent and a full-year ratio of 12.6 percent, this year’s performance is consistent with our long-term target of a 12 percent to 15 percent annual average for the period of 2010-2014. While the current investment environment and its near-term prospects are challenging, we are confident that our ongoing improvements position our insurance operations to perform through all economic and market cycles.”

CINF 4Q12 Release 2

Consolidated Property Casualty Insurance Operations

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2012	2011	Change %	2012	2011	Change %

Earned premiums	$869	$785	11	$3,344	$3,029	10
Fee revenues	2	1	100	6	4	50
Total revenues	871	786	11	3,350	3,033	10

Loss and loss expenses	433	437	(1)	2,137	2,335	(8)
Underwriting expenses	278	250	11	1,076	976	10
Underwriting profit (loss)	$160	$99	62	$137	$(278)	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	49.9%	55.6%	(5.7)	63.9%	77.0%	(13.1)
Underwriting expenses	32.0	31.9	0.1	32.2	32.3	(0.1)
Combined ratio	81.9%	87.5%	(5.6)	96.1%	109.3%	(13.2)

			Change %			Change %
Agency renewal written premiums	$771	$712	8	$3,138	$2,867	9
Agency new business written premiums	132	103	28	501	437	15
Other written premiums	(66)	(55)	(20)	(157)	(206)	24
Net written premiums	$837	$760	10	$3,482	$3,098	12

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	59.0%	65.7%	(6.7)	64.6%	73.0%	(8.4)
Current accident year catastrophe losses	3.4	(1.9)	5.3	11.1	13.4	(2.3)
Prior accident years before catastrophe losses	(12.5)	(7.3)	(5.2)	(10.7)	(9.3)	(1.4)
Prior accident years catastrophe losses	0.0	(0.9)	0.9	(1.1)	(0.1)	(1.0)
Total loss and loss expenses	49.9%	55.6%	(5.7)	63.9%	77.0%	(13.1)

Current accident year combined ratio before
catastrophe losses	91.0%	97.6%	(6.6)	96.8%	105.3%	(8.5)

•	10 percent and 12 percent growth in fourth-quarter and full-year 2012 property casualty net written premiums. Full-year renewal written premiums increase of 9 percent reflects higher pricing and rising insured exposures from the gradually improving economy. Ceded premiums of $42 million in 2011 to reinstate property catastrophe reinsurance coverage were largely responsible for the $49 million change in full-year other written premiums.
•	$64 million increase to $501 million in 2012 new business written by agencies, reflecting contributions from new agency appointments and other growth initiatives in recent years. $35 million of the increase was from standard market property casualty new business produced by agencies appointed since the beginning of 2011.
•	1,408 agency relationships in 1,758 reporting locations marketing standard market property casualty insurance products at December 31, 2012, compared with 1,312 agency relationships in 1,648 reporting locations at year-end 2011. One hundred forty new agency appointments were made during 2012, exceeding the initial full-year target of approximately 130.
•	5.6 percentage-point fourth-quarter 2012 combined ratio improvement, largely reflecting better pricing and other efforts that are improving loss ratios before catastrophe losses.
•	13.2 percentage-point full-year combined ratio improvement, including 3.3 points from lower natural catastrophe losses in addition to lower weather losses not part of an industry-designated catastrophe event, plus benefits from better pricing.
•	8.4 percentage-point improvement, to 64.6 percent, for full-year ratio of 2012 accident year losses and loss expenses before catastrophes, including 1.9 points of improvement in the 2012 ratio for new losses of $250,000 or more per claim and 1.0 point of improvement due to the effect of the 2011 reinsurance reinstatement premium.
•	12.5 and 11.8 percentage point fourth-quarter and full-year 2012 benefit from favorable prior accident year reserve development of $109 million and $396 million, compared with 8.2 percent and 9.4 percent from $64 million and $285 million of development for the same periods of 2011. Development from catastrophe losses accounted for 1.0 percentage point of the 2.4 point full-year improvement.
•	Relatively flat fourth-quarter and full-year underwriting expense ratios, reflecting expense management efforts and higher earned premiums that essentially offset a 0.8 percentage point full-year increase in profit-sharing commissions.

CINF 4Q12 Release 3

The following table shows incurred catastrophe losses for 2012 and 2011.

(In millions, net of reinsurance)			Three months ended December 31,				Twelve months ended December 31,
			Comm.	Pers.	E&S		Comm.	Pers.	E&S
Dates	Event	Region	lines	lines	lines	Total	lines	lines	lines	Total
2012
First quarter catastrophes			$(1)	$-	$-	$(1)	$52	$62	$-	$114
Second quarter catastrophes			(3)	(1)	-	(4)	117	62	1	180
Third quarter catastrophes			2	1	1	4	23	25	1	49
Oct. 28 - 31	Sandy	Midwest, Northeast, South	20	10	-	30	20	10	-	30
Development on 2011 and prior catastrophes			1	-	-	1	(17)	(22)	-	(39)
Calendar year incurred total			$19	$10	$1	$30	$195	$137	$2	$334

2011
First quarter catastrophes			$(3)	$(1)	$-	$(4)	$22	$16	$-	$38
Second quarter catastrophes			(4)	-	-	(4)	148	139	1	288
Third quarter catastrophes			(6)	(7)	-	(13)	52	23	-	75
Oct. 28 - 31	Freezing, wind	East	1	1	-	2	1	1	-	2
Nov. 30 - Dec. 2	Wind	West	2	2	-	4	2	2	-	4
Development on 2010 and prior catastrophes			(7)	-	-	(7)	2	(7)	-	(5)
Calendar year incurred total			$(17)	$(5)	$-	$(22)	$227	$174	$1	$402

CINF 4Q12 Release 4

Insurance Operations Highlights

Commercial Lines Insurance Operations

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2012	2011	Change %	2012	2011	Change %

Earned premiums	$618	$567	9	$2,383	$2,197	8
Fee revenues	2	1	100	4	3	33
Total revenues	620	568	9	2,387	2,200	9

Loss and loss expenses	307	284	8	1,420	1,570	(10)
Underwriting expenses	206	191	8	786	732	7
Underwriting profit (loss)	$107	$93	15	$181	$(102)	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	49.7%	50.1%	(0.4)	59.5%	71.4%	(11.9)
Underwriting expenses	33.2	33.8	(0.6)	33.0	33.4	(0.4)
Combined ratio	82.9%	83.9%	(1.0)	92.5%	104.8%	(12.3)

			Change %			Change %
Agency renewal written premiums	$549	$514	7	$2,229	$2,063	8
Agency new business written premiums	96	74	30	352	307	15
Other written premiums	(57)	(42)	(36)	(122)	(152)	20
Net written premiums	$588	$546	8	$2,459	$2,218	11

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	59.1%	60.9%	(1.8)	62.9%	71.8%	(8.9)
Current accident year catastrophe losses	3.0	(1.7)	4.7	8.9	10.3	(1.4)
Prior accident years before catastrophe losses	(12.5)	(7.9)	(4.6)	(11.6)	(10.8)	(0.8)
Prior accident years catastrophe losses	0.1	(1.2)	1.3	(0.7)	0.1	(0.8)
Total loss and loss expenses	49.7%	50.1%	(0.4)	59.5%	71.4%	(11.9)

Current accident year combined ratio before
catastrophe losses	92.3%	94.7%	(2.4)	95.9%	105.2%	(9.3)

•	8 percent and 11 percent growth in fourth-quarter and full-year 2012 commercial lines net written premiums, primarily due to higher renewal written premiums that continued to reflect improved pricing.
•	$35 million and $166 million increase in fourth-quarter and full-year renewal written premiums, reflecting full-year 2012 commercial lines pricing changes that increased on average in a mid-single-digit range.
•	$22 million and $45 million rise in fourth-quarter and full-year new business written by agencies, reflecting recent-year growth initiatives, rising for the year in 30 of the 39 states where we offer standard market commercial lines policies.
•	1.0 percentage-point fourth-quarter 2012 combined ratio improvement, as higher catastrophe losses were largely offset by more favorable prior accident year reserve development.
•	12.3 percentage-point full-year combined ratio improvement, including 2.2 points from lower natural catastrophe losses in addition to lower noncatastrophe weather losses and improving loss ratios. The lower ratios reflected initiatives to improve pricing precision and loss experience related to claims and loss control practices.
•	8.9 percentage-point improvement, to 62.9 percent, for full-year ratio of 2012 accident year losses and loss expenses before catastrophes, including 2.6 points of improvement in the 2012 ratio for new losses of $250,000 or more per claim and 0.8 points of improvement due to the effect of 2011 reinsurance reinstatement premiums.
•	12.4 and 12.3 percentage-point fourth-quarter and full-year 2012 benefit from favorable prior accident year reserve development of $76 million and $292 million, compared with 9.1 percent and 10.7 percent from $52 million and $235 million of development for the same periods of 2011.

CINF 4Q12 Release 5

Personal Lines Insurance Operations

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2012	2011	Change %	2012	2011	Change %

Earned premiums	$226	$199	14	$868	$762	14
Fee revenues	-	-	nm	2	1	100
Total revenues	226	199	14	870	763	14

Loss and loss expenses	116	145	(20)	652	723	(10)
Underwriting expenses	64	53	21	261	222	18
Underwriting profit (loss)	$46	$1	nm	$(43)	$(182)	76

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	51.5%	72.9%	(21.4)	75.2%	94.9%	(19.7)
Underwriting expenses	28.5	26.5	2.0	30.1	29.1	1.0
Combined ratio	80.0%	99.4%	(19.4)	105.3%	124.0%	(18.7)

			Change %			Change %
Agency renewal written premiums	$203	$185	10	$836	$755	11
Agency new business written premiums	27	22	23	111	95	17
Other written premiums	(8)	(11)	27	(29)	(49)	41
Net written premiums	$222	$196	13	$918	$801	15

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	59.4%	81.0%	(21.6)	68.2%	76.7%	(8.5)
Current accident year catastrophe losses	4.6	(2.6)	7.2	18.4	23.6	(5.2)
Prior accident years before catastrophe losses	(12.3)	(5.4)	(6.9)	(8.9)	(4.5)	(4.4)
Prior accident years catastrophe losses	(0.2)	(0.1)	(0.1)	(2.5)	(0.9)	(1.6)
Total loss and loss expenses	51.5%	72.9%	(21.4)	75.2%	94.9%	(19.7)

Current accident year combined ratio before
catastrophe losses	87.9%	107.5%	(19.6)	98.3%	105.8%	(7.5)

•	13 percent and 15 percent growth in fourth-quarter and full-year 2012 personal lines net written premiums, primarily due to increases in renewal written premiums. Ceded premiums of $18 million in 2011 to reinstate property catastrophe reinsurance coverage drove the $20 million change in full-year other written premiums.
•	$16 million or 17 percent increase in full-year 2012 new business written premium. New business from our six highest volume states where we offer personal lines policies declined on average by 2 percent, while it rose 34 percent in all other states as we progress toward geographic diversification.
•	19.4 percentage-point fourth-quarter 2012 combined ratio improvement, as higher catastrophe losses were largely offset by more favorable prior accident year reserve development. A refined allocation process for loss expenses related primarily to salaries of claims associates added approximately 12 points to the fourth-quarter 2011 ratio.
•	18.7 percentage-point full-year combined ratio improvement, including 6.8 points from lower natural catastrophe losses in addition to lower noncatastrophe weather losses that decreased 2012 homeowner losses by approximately $10 million. Improved loss ratios before catastrophe losses also reflect pricing precision improvement initiatives and higher market pricing in general.
•	8.5 percentage-point improvement, to 68.2 percent, for full-year ratio of 2012 accident year losses and loss expenses before catastrophes, including 1.8 points of improvement due to the effect of 2011 reinsurance reinstatement premiums. Better pricing drove most of the remaining improvement as lower non-catastrophe weather losses were essentially offset by higher new losses of $250,000 or more per claim.
•	12.5 and 11.4 percentage-point fourth-quarter and full-year 2012 benefit from favorable prior accident year reserve development of $29 million and $99 million, compared with 5.5 percent and 5.4 percent from $11 million and $41 million of development for the same periods of 2011. The homeowner line of business represented more than half of the $57 million increase in full-year personal lines favorable prior accident year reserve development.

CINF 4Q12 Release 6

Excess and Surplus Lines Insurance Operations

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2012	2011	Change %	2012	2011	Change %

Earned premiums	$25	$19	32	$93	$70	33

Loss and loss expenses	10	8	25	65	42	55
Underwriting expenses	8	6	33	29	22	32
Underwriting (loss) profit	$7	$5	40	$(1)	$6	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	38.2%	42.4%	(4.2)	69.4%	60.3%	9.1
Underwriting expenses	33.3	31.3	2.0	31.6	31.9	(0.3)
Combined ratio	71.5%	73.7%	(2.2)	101.0%	92.2%	8.8

			Change %			Change %
Agency renewal written premiums	$19	$13	46	$73	$49	49
Agency new business written premiums	9	7	29	38	35	9
Other written premiums	(1)	(2)	50	(6)	(5)	(20)
Net written premiums	$27	$18	50	$105	$79	33

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	52.3%	50.6%	1.7	72.8%	71.0%	1.8
Current accident year catastrophe losses	1.4	(0.3)	1.7	2.1	2.1	0.0
Prior accident years before catastrophe losses	(15.3)	(7.9)	(7.4)	(5.6)	(12.9)	7.3
Prior accident years catastrophe losses	(0.2)	0.0	(0.2)	0.1	0.1	0.0
Total loss and loss expenses	38.2%	42.4%	(4.2)	69.4%	60.3%	9.1

Current accident year combined ratio before
catastrophe losses	85.6%	81.9%	3.7	104.4%	102.9%	1.5

•	$9 million and $26 million growth in fourth-quarter and full-year 2012 excess and surplus lines net written premiums, largely due to the opportunity to renew many accounts for the first time. Growth was also from average full-year renewal price increases in a high-single-digit range. Full-year net written premiums exceeded $100 million level.
•	9 percent increase in full-year 2012 new business written premiums, reflecting higher pricing in a market that remains competitive and more larger-premium accounts, particularly in the fourth quarter.
•	8.8 percentage-point combined ratio increase for full-year 2012, reflecting lower net favorable reserve development on prior accident years as 2011 included an unusually large reduction in IBNR loss and loss expense estimates.
•	2.5 percentage-point loss ratio increase for full-year 2012, including a 1.3 point increase in the 2012 ratio for total large losses of $250,000 or more per claim, while the ratio for loss expenses rose 6.6 points.
•	1.8 percentage-point rise, to 72.8 percent, for full-year ratio of 2012 accident year losses and loss expenses before catastrophes, driven by a 1.2 point increase in the 2012 ratio for new losses of $250,000 or more per claim.

CINF 4Q12 Release 7

Life Insurance Operations

(In millions)	Three months ended December 31,			Twelve months ended December 31,
	2012	2011	Change %	2012	2011	Change %

Term life insurance	$29	$26	12	$115	$105	10
Universal life insurance	12	8	50	34	32	6
Other life insurance, annuity, and disability income products	7	8	(13)	29	28	4
Earned premiums	48	42	14	178	165	8
Investment income, net of expenses	35	33	6	138	134	3
Other income	-	-	nm	1	2	(50)
Total revenues, excluding realized investment gains and losses	83	75	11	317	301	5
Contract holders benefits	49	51	(4)	185	189	(2)
Underwriting expenses	20	13	54	79	62	27
Total benefits and expenses	69	64	8	264	251	5
Net income before income tax and realized investment gains and losses	14	11	27	53	50	6
Income tax	5	4	25	19	18	6
Net income before realized investment gains and losses	$9	$7	29	$34	$32	6

•	$13 million or 8 percent growth in full-year 2012 earned premiums, including 10 percent for term life insurance, our largest life insurance product line.
•	5 percent rise in face amount of life policies in force to $81.467 billion at December 31, 2012, from $77.691 billion at year-end 2011.
•	$73 million decline to $49 million in full-year 2012 fixed annuity deposits received, slowing as planned. Cincinnati Life does not offer variable or indexed products.
•	$2 million higher full-year profit as increased earned premiums, increased investment income revenues and decreased contract holders benefits slightly offset increased underwriting expenses. Increased levels of net death claims, still within our pricing expectations, were offset by less growth in policy reserves.
•	$87 million or 11 percent full-year 2012 growth to $857 million in GAAP shareholders’ equity for The Cincinnati Life Insurance Company.

CINF 4Q12 Release 8

Investment and Balance Sheet Highlights

Investment Operations

(In millions)	Three months ended December 31,			Twelve months ended December 31,
	2012	2011	Change %	2012	2011	Change %
Total investment income, net of expenses, pretax	$136	$132	3	$531	$525	1
Investment interest credited to contract holders	(20)	(20)	0	(82)	(81)	(1)
Realized investment gains and losses summary:
Realized investment gains and losses	14	18	(22)	74	128	(42)
Change in fair value of securities with embedded derivatives	-	(1)	100	1	(1)	200
Other-than-temporary impairment charges	(1)	(24)	96	(33)	(57)	42
Total realized investment gains and losses	13	(7)	nm	42	70	(40)
Investment operations profit	$129	$105	23	$491	$514	(4)

(In millions)	Three months ended December 31,			Twelve months ended December 31,
	2012	2011	Change %	2012	2011	Change %
Investment income
Interest	$103	$105	(2)	$420	$424	(1)
Dividends	34	27	26	115	104	11
Other	-	1	(100)	3	4	(25)
Investment expenses	(1)	(1)	0	(7)	(7)	0
Total investment income, net of expenses, pretax	136	132	3	531	525	1
Income taxes	(33)	(32)	(3)	(129)	(129)	0
Total investment income, net of expenses, after tax	$103	$100	3	$402	$396	2

Effective tax rate	23.7%	24.4%		24.2%	24.6%

Average invested assets plus cash and cash equivalents	$12,108	$11,353		$11,847	$11,471

Average yield pretax	4.49%	4.65%		4.48%	4.58%
Average yield after tax	3.40%	3.52%		3.39%	3.45%

•	3 percent and 1 percent growth in fourth-quarter and full-year 2012 pretax investment income, as higher dividends offset a 1 percent decline in full-year interest income.
•	$386 million or 26 percent full-year 2012 net increase in pretax unrealized investment portfolio gains, including $210 million in the equity portfolio. $74 million of pretax net realized gains were harvested from the investment portfolio during 2012, including $37 million from the equity portfolio.

(Dollars in millions except share data)	At December 31,	At December 31,
	2012	2011
Balance sheet data
Invested assets	$12,534	$11,801
Total assets	16,548	15,635
Short-term debt	104	104
Long-term debt	790	790
Shareholders' equity	5,453	5,033
Book value per share	33.48	31.03
Debt-to-total-capital ratio	14.1%	15.1%

•	$13.021 billion in consolidated cash and invested assets at December 31, 2012, up 6 percent from $12.239 billion at year-end 2011.
•	$9.093 billion bond portfolio at December 31, 2012, with an average rating of A2/A. Fair value rose $314 million or 4 percent during the year 2012.
•	$3.373 billion equity portfolio was 26.9 percent of invested assets, including $1.004 billion in pretax net unrealized gains at December 31, 2012. $417 million or 14 percent full-year 2012 growth in fair value.
•	$3.914 billion of statutory surplus for the property casualty insurance group at December 31, 2012, up $167 million from $3.747 billion at year-end 2011, after declaring $300 million in dividends to the parent company. Ratio of net written premiums to property casualty statutory surplus for the 12 months ended December 31, 2012, of 0.9-to-1, up from 0.8-to-1 at year-end 2011.
•	Value creation ratio of 12.6 percent for full-year 2012 is the total of 5.2 percent from shareholder dividends and 7.4 percent from the change in book value per share.

For additional information or to register for our conference call webcast, please visit www.cinfin.com/investors.

CINF 4Q12 Release 9

Cincinnati Financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life and disability income insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit www.cinfin.com.

Mailing Address:	Street Address:
P.O. Box 145496	6200 South Gilmore Road
Cincinnati, Ohio 45250-5496	Fairfield, Ohio 45014-5141

Safe Harbor Statement

This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2011 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 26.

Factors that could cause or contribute to such differences include, but are not limited to:

•	Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes
•	Increased frequency and/or severity of claims
•	Inadequate estimates or assumptions used for critical accounting estimates
•	Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•	Declines in overall stock market values negatively affecting the company’s equity portfolio and book value
•	Events resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
o	Significant or prolonged decline in the value of a particular security or group of securities and impairment of the asset(s)
o	Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
o	Significant rise in losses from surety and director and officer policies written for financial institutions or other insured entities
•	Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets
•	Increased competition that could result in a significant reduction in the company’s premium volume
•	Delays or performance inadequacies from ongoing development and implementation of underwriting and pricing methods or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness
•	Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages
•	Inability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for non-payment or delay in payment by reinsurers
•	Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•	Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:
o	Downgrades of the company’s financial strength ratings
o	Concerns that doing business with the company is too difficult
o	Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
•	Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
o	Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
o	Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
o	Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
o	Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
o	Increase our provision for federal income taxes due to changes in tax law
o	Increase our other expenses
o	Limit our ability to set fair, adequate and reasonable rates
o	Place us at a disadvantage in the marketplace
o	Restrict our ability to execute our business model, including the way we compensate agents
•	Adverse outcomes from litigation or administrative proceedings
•	Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
•	Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
•	Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location
•	Difficulties with technology or data security breaches, including cyber attacks, that could negatively affect our ability to conduct business and our relationships with agents, policyholders and others

Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *

CINF 4Q12 Release 10

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets (unaudited)

(In millions except per share data)	December 31,	December 31,
	2012	2011

ASSETS
Investments
Fixed maturities, at fair value (amortized cost: 2012—$8,222; 2011—$8,084)	$9,093	$8,779
Equity securities, at fair value (cost: 2012—$2,369; 2011—$2,162)	3,373	2,956
Other invested assets	68	66
Total investments	12,534	11,801
Cash and cash equivalents	487	438
Investment income receivable	115	119
Finance receivable	75	76
Premiums receivable	1,214	1,087
Reinsurance recoverable	615	622
Prepaid reinsurance premiums	26	24
Deferred policy acquisition costs	470	477
Land, building and equipment, net, for company use (accumulated depreciation: 2012—$397; 2011—$376)	217	227
Other assets	61	93
Separate accounts	734	671
Total assets	$16,548	$15,635

LIABILITIES
Insurance reserves
Loss and loss expense reserves	$4,230	$4,339
Life policy and investment contract reserves	2,295	2,214
Unearned premiums	1,792	1,633
Other liabilities	644	517
Deferred income tax	469	303
Note payable	104	104
Long-term debt and capital lease obligations	827	821
Separate accounts	734	671
Total liabilities	11,095	10,602

SHAREHOLDERS' EQUITY
Common stock, par value—$2 per share; (authorized: 2012 and 2011—500 million shares; issued and outstanding: 2012—197 million shares, 2011—196 million shares)	394	393
Paid-in capital	1,134	1,096
Retained earnings	4,021	3,863
Accumulated other comprehensive income	1,129	901
Treasury stock at cost (2012 and 2011—34 million shares)	(1,225)	(1,220)
Total shareholders' equity	5,453	5,033
Total liabilities and shareholders' equity	$16,548	$15,635

CINF 4Q12 Release 11

Cincinnati Financial Corporation
Condensed Consolidated Statements of Income (unaudited)

(Dollars in millions except per share data)	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011

Revenues
Earned premiums	$917	$827	$3,522	$3,194
Investment income, net of expenses	136	132	531	525
Realized investment gains and (losses), net	13	(7)	42	70
Fee revenues	2	1	6	4
Other revenues	2	2	10	10
Total revenues	1,070	955	4,111	3,803

Benefits and Expenses
Insurance losses and policyholder benefits	482	488	2,322	2,524
Underwriting, acquisition and insurance expenses	298	264	1,155	1,039
Interest expense	13	14	54	54
Other operating expenses	4	3	14	13
Total benefits and expenses	797	769	3,545	3,630

Income Before Income Taxes	273	186	566	173

Provision (Benefit) for Income Taxes
Current	42	36	102	27
Deferred	39	16	43	(18)
Total provision for income taxes	81	52	145	9

Net Income	$192	$134	$421	$164

Per Common Share:
Net income—basic	$1.18	$0.83	$2.59	$1.01
Net income—diluted	$1.17	$0.83	$2.57	$1.01

CINF 4Q12 Release 12

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures

(See attached tables for 2012 reconciliations; prior-period reconciliations available at www.cinfin.com/investors.)

Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.

Management uses certain non-GAAP and non-statutory financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP measures to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.

•	Operating income: Operating income is calculated by excluding net realized investment gains and losses (defined as realized investment gains and losses after applicable federal and state income taxes) from net income. Management evaluates operating income to measure the success of pricing, rate and underwriting strategies. While realized investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses can be recognized from certain changes in market values of securities without actual realization. Management believes that the level of realized investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.

For these reasons, many investors and shareholders consider operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents operating income so that all investors have what management believes to be a useful supplement to GAAP information.

•	Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this non-GAAP measure is a useful supplement to GAAP information, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.

•	Statutory accounting rules: For public reporting, insurance companies prepare financial statements in accordance with GAAP. However, insurers also must calculate certain data according to statutory accounting rules as defined in the NAIC’s Accounting Practices and Procedures Manual, which may be, and has been, modified by various state insurance departments. Statutory data is publicly available, and various organizations use it to calculate aggregate industry data, study industry trends and compare insurance companies.

•	Written premium: Under statutory accounting rules, property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. Earned premium, used in both statutory and GAAP accounting, is calculated ratably over the policy term. The difference between written and earned premium is unearned premium.

CINF 4Q12 Release 13

Cincinnati Financial Corporation

Balance Sheet Reconciliation

(Dollars are per share)	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011
Book value change per share
Book value as originally reported December 31, 2011		$31.16		$31.16
Cumulative effect of a change in accounting for deferred policy
acquisition costs, net of tax		(0.13)		(0.13)
Book value as adjusted December 31, 2011		$31.03		$31.03

End of period book value - as adjusted	$33.48	$31.03	$33.48	$31.03
Less beginning of period book value - as adjusted	32.95	29.41	31.03	30.79
Change in book value - as adjusted	$0.53	$1.62	$2.45	$0.24

Value creation ratio
End of period book value - as originally reported	$33.48	$31.16	$33.48	$31.16
Less beginning of period book value - as originally reported	32.95	29.54	31.16	30.91
Change in book value - as originally reported	0.53	1.62	2.32	0.25
Dividend declared to shareholders	0.4075	0.4025	1.62	1.6050
Total contribution to value creation ratio	$0.9375	$2.0225	$3.94	$1.8550
Contribution to value creation ratio from change in book value*	1.6%	5.5%	7.4%	0.8%
Contribution to value creation ratio from dividends declared to shareholders**	1.2	1.3	5.2	5.2
Value creation ratio	2.8%	6.8%	12.6%	6.0%

* Change in book value divided by the beginning of period book value as originally reported

** Dividend declared to shareholders divided by beginning of period book value as originally reported

Net Income Reconciliation

(In millions except per share data)	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011
Net income	$192	$134	$421	$164
Net realized investment gains and losses	9	(5)	28	45
Operating income	183	139	393	119
Less catastrophe losses	(19)	14	(217)	(261)
Operating income before catastrophe losses	$202	$125	$610	$380

Diluted per share data:
Net income	$1.17	$0.83	$2.57	$1.01
Net realized investment gains and losses	0.06	(0.03)	0.17	0.28
Operating income	1.11	0.86	2.40	0.73
Less catastrophe losses	(0.12)	0.09	(1.33)	(1.60)
Operating income before catastrophe losses	$1.23	$0.77	$3.73	$2.33

CINF 4Q12 Release 14

Cincinnati Financial Corporation

Property Casualty Reconciliation

	Three months ended December 31, 2012
	Consolidated	Commercial	Personal	E&S
Premiums:
Written premiums	$837	$588	$222	$27
Unearned premiums change	32	30	4	(2)
Earned premiums	$869	$618	$226	$25

Statutory ratio:
Statutory combined ratio	82.9%	84.1%	80.7%	70.5%
Contribution from catastrophe losses	3.4	3.1	4.4	1.2
Statutory combined ratio excluding catastrophe losses	79.5%	81.0%	76.3%	69.3%

Commission expense ratio	20.4%	20.2%	20.4%	26.4%
Other expense ratio	12.6	14.2	8.8	5.9
Statutory expense ratio	33.0%	34.4%	29.2%	32.3%

GAAP ratio:
GAAP combined ratio	81.9%	82.9%	80.0%	71.5%
Contribution from catastrophe losses	3.4	3.1	4.4	1.2
Prior accident years before catastrophe losses	(12.5)	(12.5)	(12.3)	(15.3)
GAAP combined ratio excluding catastrophe losses and prior
years reserve development	91.0%	92.3%	87.9%	85.6%

	Twelve months ended December 31, 2012
	Consolidated	Commercial	Personal	E&S
Premiums:
Written premiums	$3,482	$2,459	$918	$105
Unearned premiums change	(138)	(76)	(50)	(12)
Earned premiums	$3,344	$2,383	$868	$93

Statutory ratio:
Statutory combined ratio	95.4%	92.1%	104.0%	100.8%
Contribution from catastrophe losses	10.0	8.2	15.9	2.2
Statutory combined ratio excluding catastrophe losses	85.4%	83.9%	88.1%	98.6%

Commission expense ratio	18.9%	18.5%	19.3%	25.9%
Other expense ratio	12.6	14.1	9.5	5.5
Statutory expense ratio	31.5%	32.6%	28.8%	31.4%

GAAP ratio:
GAAP combined ratio	96.1%	92.5%	105.3%	101.0%
Contribution from catastrophe losses	10.0	8.2	15.9	2.2
Prior accident years before catastrophe losses	(10.7)	(11.6)	(8.9)	(5.6)
GAAP combined ratio excluding catastrophe losses and prior
years reserve development	96.8%	95.9%	98.3%	104.4%

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts.

CINF 4Q12 Release 15